UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 9, 2026

DOGWOOD THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39811	85-4314201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, GA
44 Milton Avenue Alpharetta, GA	30009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (866) 620-8655

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	DWTX	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Registered Direct Offering and Concurrent Private Placement

On January 11, 2026, Dogwood Therapeutics, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor named therein (the “Investor”) pursuant to which the Company agreed to sell and issue in a registered direct offering (the “Registered Offering”) to the Investor 2,338,948 shares of common stock, par value $0.0001 per share (“Common Stock”) (the “Shares”).

The Registered Offering was made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333- 287575) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the SEC on June 2, 2025, and a final prospectus thereunder, (the “Registration Statement”).

In a concurrent private placement pursuant to the Purchase Agreement (the “Concurrent Private Placement,” and together with the Registered Offering, the “Offering”), the Company agreed to sell to the Investor (i) unregistered pre-funded warrants to purchase up to 2,047,089 shares of Common Stock (the “Pre-funded Warrants”) and (ii) unregistered common stock warrants to purchase up to 4,386,037 shares of Common Stock (the “Common Stock Warrants,” and together with the Pre-funded Warrants, the “Private Warrants”) at a combined offering price of $2.8499 per Pre-funded Warrant and accompanying Common Stock Warrant. The combined offering price per Share and accompanying Common Stock Warrant is $2.85.

Exercise of the Common Stock Warrants is subject to approval by the Company’s stockholders. The Common Stock Warrants may be exercised for a period of five and one-half years from the date of such approval at an exercise price per share equal to $3.28.  Each Pre-funded Warrant is exercisable for one share of Common Stock at an exercise price per share equal to $0.0001. The Pre-funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. The exercise price of the Private Warrants and the number of Shares issuable upon exercise of the Private Warrants are subject to applicable adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our Common Stock. Subject to limited exceptions, the holder of a Pre-Funded Warrant or Common Stock Warrant will not have the right to exercise any portion of its Pre-Funded Warrant if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to such exercise and will not have the right to exercise any portion of its Common Stock Warrant if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of our shares of Common Stock outstanding immediately after giving effect to such exercise.

The Private Warrants and the shares of Common Stock issuable upon the exercise of the Private Warrants were offered in the Concurrent Private Placement pursuant to the exemption under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the Private Warrants and the shares of Common Stock issuable upon the exercise of the Private Warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of Common Stock issuable upon exercise of the Private Warrants.

Registration Rights Agreement

In connection with the Offering, on January 11, 2026, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor pursuant to which the Company has agreed to file a registration statement to register the resale of the Shares and the shares of Common Stock issuable upon exercise of the Private Warrants no later than 20 calendar days following the closing date of the Offering and to use best efforts to cause such registration statement to become effective within 60 calendar days following the closing date of the Offering, or in the case of a full review by the Commission, 75 days following the closing date of the Offering. The Registration Rights Agreement contains customary representations, warranties and agreements by the Company and customary penalties for failure to timely have the registration statement timely filed or declared effective.

Placement Agency Agreement

In connection with the Offering, on January 11, 2026, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Company engaged the Placement Agent as the sole placement agent for the Company in connection with the Offering. The Company will pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in the Offering, will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $75,000.  The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

The gross proceeds to the Company from the Offering are expected to be approximately $12.5 million, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company.

The Offering closed on January 13, 2026.

The foregoing description of the Private Warrants is qualified in its entirety by reference to the full text of the Purchase Agreement, the applicable Private Warrants, the Registration Rights Agreement and the Placement Agency Agreement, which are attached to the Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 1.02Termination of a Material Definitive Agreement

Termination of At-the-Market Offering Program

On January 9, 2026, Dogwood Therapeutics, Inc., a Delaware corporation (the “Company”) provided notice of its termination, effective January 9, 2026, of the Equity Distribution Agreement, dated November 28, 2025 (the “Northland Agreement”), by and between the Company and Northland Securities, Inc. (trade name Northland Capital Markets) (“Northland”). As previously reported, pursuant to the terms of the Northland Agreement, the Company could offer and sell shares of its common stock, par value $0.0001 per share, having an aggregate offering price of up to $8,558,712. The Company is not subject to any termination penalties related to the termination of the Northland Agreement. We have sold shares of Common Stock for gross proceeds of $89,792 pursuant to the Northland Agreement.

Item 3.02Unregistered Sale of Equity Securities

The information under Item 1.01 of this Current Report on Form 8-K regarding the Private Warrants and the shares of Common Stock issuable upon exercise of the Private Warrants is incorporated herein by reference.

Item 7.01Regulation FD Disclosure

The Company announced the Offering in a press release issued on January 12, 2026. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Forward Looking Statements

This Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Report on Form 8-K.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
5.1*	Opinion of Duane Morris LLP
10.1*	Form of Purchase Agreement
10.2*	Form of Pre-Funded Warrants
10.3*	Form of Common Stock Warrants
10.4*	Form of Registration Rights Agreement
10.5*	Form of Placement Agency Agreement

23.1*	Consent of Duane Morris LLP (included in Exhibit 5.1)
99.1*	Press Release, dated January 12, 2026
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOGWOOD THERAPEUTICS, INC.

	By:	/s/ Angela Walsh
	Name:	Angela Walsh
	Title:	Chief Financial Officer, Corporate Secretary and Treasurer
January 13, 2026